Exhibit 99.1

GRUBHUB REPORTS first QUARTER 2019 RESULTS

Grubhub generates 39% revenue growth in the first quarter

CHICAGO, April 25, 2019 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the first quarter ended March 31, 2019. The Company posted revenues of $324 million, which is a 39% year-over-year increase from $233 million in the first quarter of 2018. Gross Food Sales grew 21% year-over-year to $1.5 billion, up from $1.2 billion in the same period last year.

“We are extremely proud of our entire team for another fantastic quarter of execution - record new diner growth, thousands of new quality restaurants added to our platform and a sixth consecutive quarter of organic order acceleration. Even with our recent ramp in growth investments, adjusted EBITDA per order improved during the quarter, underscoring our ability to grow in a long-term sustainable manner,” said Grubhub Founder and CEO Matt Maloney. “Our partnership model allows restaurant brands, large and small, to own their online business. The success of the Taco Bell launch, which drove meaningful incremental business to both Taco Bell and Grubhub, exemplifies how powerful these partnerships can be.”

First Quarter 2019 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2019, as compared to the same period in 2018.

First Quarter Financial Highlights

•	Revenues: $323.8 million, a 39% year-over-year increase from $232.6 million in the first quarter of 2018.
•	Net Income: $6.9 million, or $0.07 per diluted share, a 78% year-over-year decrease from $30.8 million, or $0.34 per diluted share, in the first quarter of 2018.
•	Non-GAAP Adjusted EBITDA: $50.9 million, a 21% year-over-year decrease from $64.1 million in the first quarter of 2018.
•	Non-GAAP Net Income: $27.9 million, or $0.30 per diluted share, a 41% year-over-year decrease from $47.2 million, or $0.52 per diluted share, in the first quarter of 2018.

First Quarter Key Business Metrics Highlights1

•	Active Diners were 19.3 million, a 28% year-over-year increase from 15.1 million Active Diners in the first quarter of 2018.
•	Daily Average Grubs (DAGs) were 521,000, a 19% year-over-year increase from 436,900 DAGs in the first quarter of 2018.
•	Gross Food Sales were $1.5 billion, a 21% year-over-year increase from $1.2 billion in the first quarter of 2018.

[1]	Key Business Metrics are defined on page 29 of our Annual Report on Form 10-K filed on February 28, 2019.

“The strong momentum in our business throughout 2018 continued in the first quarter of 2019, including continued accelerating growth and a 21% sequential increase in adjusted EBITDA. The dramatic increase in the scale and diversity of our diner base combined with the consistent diner value outlined in the supplemental disclosure sets us up for a great future,” added Grubhub President and CFO, Adam DeWitt. “We anticipate our typical seasonality in the second and third quarters and remain on track for both our topline and bottom-line objectives for the full year 2019.”

Second Quarter and Full Year 2019 Guidance

Based on information available as of April 25, 2019, the Company is providing the following financial guidance for the second quarter and full year of 2019.

	Second Quarter 2019	Full Year 2019
(in millions)
Expected Revenue range	$305 - $325	$1,315 - $1,415
Expected Adjusted EBITDA range	$49 - $59	$235 - $265

First Quarter 2019 Financial Results Conference Call and Supplemental Information

Grubhub will webcast a conference call today at 3:30 p.m. CT to discuss the first quarter 2019 financial results.  The webcast can be accessed on the Grubhub Investor Relations website at https://investors.grubhub.com. A replay of the webcast will be available at the same website.

This quarter the Company will post supplemental information about the business and financial results, which will be available on the Grubhub Investor Relations website, along with the Company’s earnings press release and financial tables.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 115,000 restaurant partners in over 2,200 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, AllMenus and MenuPages.

Exhibit 99.1

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub including its acquisitions. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2019, which is on file with the SEC and is available on the Investor Relations section of our website at https://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2019, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$323,770	$232,570
Costs and expenses:
Operations and support	161,350	96,283
Sales and marketing	78,454	48,756
Technology (exclusive of amortization)	27,250	17,331
General and administrative	22,787	17,697
Depreciation and amortization	25,089	20,951
Total costs and expenses	314,930	201,018
Income from operations	8,840	31,552
Interest expense - net	2,812	1,022
Income before provision for income taxes	6,028	30,530
Income tax benefit	(862)	(236)
Net income attributable to common stockholders	$6,890	$30,766
Net income attributable to common stockholders
Basic	$0.08	$0.35
Diluted	$0.07	$0.34
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	90,951	87,085
Diluted	92,918	90,091

KEY BUSINESS METRICS

	Three Months Ended March 31,
	2019	2018
Active Diners (000s)	19,286	15,078
Daily Average Grubs	521,000	436,900
Gross Food Sales (millions)	$1,502.3	$1,245.0

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$189,694	$211,245
Short-term investments	14,704	14,084
Accounts receivable, less allowances for doubtful accounts	141,047	110,855
Income tax receivable	10,865	9,949
Prepaid expenses and other current assets	19,936	17,642
Total current assets	376,246	363,775
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	136,347	119,495
OTHER ASSETS:
Other assets	22,427	14,186
Operating lease right-of-use asset	78,674	—
Goodwill	1,005,381	1,019,239
Acquired intangible assets, net of amortization	534,989	549,013
Total other assets	1,641,471	1,582,438
TOTAL ASSETS	$2,154,064	$2,065,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$140,469	$127,344
Accounts payable	15,677	26,656
Accrued payroll	18,586	18,173
Taxes payable	1,179	422
Current portion of long-term debt	10,156	6,250
Current operating lease liability	13,436	—
Other accruals	50,164	44,323
Total current liabilities	249,667	223,168
LONG-TERM LIABILITIES:
Deferred taxes, non-current	31,411	46,383
Noncurrent operating lease liability	82,405	—
Long-term debt	328,193	335,548
Other accruals	751	18,270
Total long-term liabilities	442,760	400,201
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,664)	(1,891)
Additional paid-in capital	1,107,047	1,094,866
Retained earnings	356,245	349,355
Total stockholders’ equity	$1,461,637	$1,442,339
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,154,064	$2,065,708

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,890	$30,766
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	6,193	5,050
Deferred taxes	(986)	(2,976)
Amortization of intangible assets and developed software	18,896	15,901
Stock-based compensation	16,478	10,231
Other	735	2,048
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(30,391)	(172)
Income taxes receivable	(916)	4,090
Prepaid expenses and other assets	(10,666)	(3,516)
Restaurant food liability	13,099	6,885
Accounts payable	(18,644)	601
Accrued payroll	411	(3,295)
Other accruals	12,845	5,887
Net cash provided by operating activities	13,944	71,500
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(12,160)	(10,537)
Proceeds from maturity of investments	11,636	18,166
Capitalized website and development costs	(10,692)	(6,262)
Purchases of property and equipment	(8,018)	(5,462)
Acquisition of other intangible assets	(5,379)	—
Acquisitions of businesses, net of cash acquired	127	737
Other cash flows from investing activities	—	16
Net cash used in investing activities	(24,486)	(3,342)
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net settlement of stock-based compensation awards	(9,966)	(11,485)
Proceeds from exercise of stock options	2,424	6,948
Repayments of borrowings under the credit facility	(2,031)	(25,781)
Payments for debt issuance costs	(1,647)	—
Net cash used in financing activities	(11,220)	(30,318)
Net change in cash, cash equivalents, and restricted cash	(21,762)	37,840
Effect of exchange rates on cash, cash equivalents and restricted cash	232	356
Cash, cash equivalents, and restricted cash at beginning of year	215,802	238,239
Cash, cash equivalents, and restricted cash at end of the period	$194,272	$276,435
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$351	$227

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net income	$6,890	$30,766
Income taxes	(862)	(236)
Interest expense - net	2,812	1,022
Depreciation and amortization	25,089	20,951
EBITDA	33,929	52,503
Acquisition, restructuring and legal costs	486	1,329
Stock-based compensation	16,478	10,231
Adjusted EBITDA	$50,893	$64,063

	Three Months Ended March 31,
	2019	2018
Net income	$6,890	$30,766
Stock-based compensation	16,478	10,231
Amortization of acquired intangible assets	11,942	11,543
Acquisition, restructuring and legal costs	486	1,329
Income tax adjustments	(7,862)	(6,677)
Non-GAAP net income	$27,934	$47,192
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	92,918	90,091
Non-GAAP net income per diluted share attributable to common stockholders	$0.30	$0.52

	Guidance
	Three Months Ended June 30, 2019		Year Ended December 31, 2019
	Low	High	Low	High
	(in millions)
Net income	$0.6	$7.5	$29.7	$50.4
Income taxes	0.3	3.4	13.4	22.7
Interest expense ̶ net	2.8	2.8	11.4	11.4
Depreciation and amortization	27.0	27.0	106.0	106.0
EBITDA	30.7	40.7	160.5	190.5
Acquisition and restructuring costs	—	—	0.5	0.5
Stock-based compensation	18.3	18.3	74.0	74.0
Adjusted EBITDA	$49.0	$59.0	$235.0	$265.0